AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF PRENETICS GLOBAL LIMITED (adopted by a special resolu�on passed on 15 September 2021 and effec�ve at the Ini�al Merger Effec�ve Time, and with the inclusion of an ordinary resolu�on passed on 20 October 2023 authorizing a Reverse Stock Split) __________________________________________________________________________________ TABLE OF CONTENTS ITEM PAGE NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS ON OCTOBER 6, 2023 TO, AMONG OTHERS, AUTHORIZE A REVERSE STOCK SPLIT FOR 1 FOR 15 ORDINARY SHARES………………...1 MINUTES OF THE ANNUAL GENERAL MEETING DATED OCTOBER 20, 2023, AUTHORIZING THE REVERSE STOCK SPLIT…………………………………………………………………………………………………………..……………8 AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF PRENETICS GLOBAL LIMITED………………………………………………………………………………………………………………………………10

PRENETICS GLOBAL LIMITED Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS To be held on October 20, 2023 To the Shareholders of Prenetics Global Limited: Notice is hereby given that the 2023 Annual General Meeting of the Shareholders (the “Annual Meeting”) of Prenetics Global Limited (the “Company”) will be held on October 20, 2023 at 11:30am at the Company’s principal executive offices, at Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong. You will be able to attend, vote your shares, and submit questions during the Annual Meeting for the following purposes: 1. To authorize a reverse stock split for 1 for 15 ordinary shares. 2. To provide an open forum for shareholders of the Company (“Shareholders”) to discuss Company affairs with management. 3. To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof. The close of business on October 6, 2023 (the “Record Date”) has been fixed as the record date for the purpose of determining the Shareholders entitled to notice of, and to vote at, the Annual Meeting. The register of members of the Company will not be closed. This notice (“Notice”) and proxy statement (“Proxy Statement”) and the accompanying form of proxy card will first be dispatched to the Shareholders on or about October 10, 2023. By Order of the Board of Directors, /s/ Danny Sheng Wu Yeung _______________________________________ Danny Sheng Wu YEUNG (Chairman and CEO) Dated: October 6, 2023

PRENETICS GLOBAL LIMITED Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong PROXY STATEMENT QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING How Can I Attend the Annual Meeting? Holders of record of the Company’s Class A Ordinary Shares and Class B Ordinary Shares planning to attend the Annual Meeting in person are required to register their intention to attend by submitting the online registration form accessible at https://ir.prenetics.com/news- events/events by October 16, 2023, Hong Kong Time. Why Am I Receiving This Proxy Statement? We are sending you this Proxy Statement because the Company’s Board of Directors is soliciting your proxy to be used at the Annual Meeting, or at any adjournment or postponement of that meeting. Details of the Annual Meeting are set forth in the Notice accompanying this Proxy Statement. Who Can Vote? Owners of ordinary shares in the Company (“Ordinary Shares”) on the Record Date are entitled to vote. We have two classes of Ordinary Shares: Class A Ordinary Shares (“Class A Ordinary Shares”) and Class B Ordinary Shares (“Class B Ordinary Shares”). The Class A Ordinary Shares are publicly traded on the Nasdaq Capital Market, and we are soliciting proxies only from owners of the Class A Ordinary Shares. Each Class A Ordinary Share that you own entitles you to one vote and each Class B Ordinary Share that you own entitles you to twenty votes. What May I Vote On? A proposal to authorize a reverse stock split of the Class A Ordinary Shares. How Do I Vote? If you own our Ordinary Shares as a registered holder (a “Direct Shareholder”), you should either (1) complete, sign and date the enclosed proxy card and return it promptly in the prepaid envelope provided, (2) visit https://www.cstproxy.com/prenetics/2023 to vote, or (3) attend the meeting in person to vote on the proposal. If you own our Ordinary Shares through a brokerage firm, bank or other financial intermediary (an “Indirect Shareholder”), you should complete, sign and date the voting instruction form provided by such financial intermediary and return it promptly in accordance with the instructions set forth therein. How Do I Request Electronic Delivery of Future Proxy Materials? You may opt to receive meeting notices and proxy materials online. Direct Shareholders can opt for electronic delivery. Indirect Shareholders should check with their financial intermediaries regarding the availability of electronic delivery service. May I Revoke My Proxy? Your proxy may be revoked prior to its exercise by following the instructions contained in the proxy card or voting instruction form, as the case may be. If I Plan To Attend The Annual Meeting, Should I Still Vote By Proxy? Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Returning the proxy card will not affect your right to attend the Annual Meeting, and your proxy will not be used if you are personally present at the meeting and inform the secretary of the Company in writing prior to the voting that you wish to vote your Ordinary Shares in person. How Will My Proxy Get Voted? If you properly fill in and return your proxy card or voting instruction form, your proxy holder (the individual named on your proxy card, or failing him/her, the duly appointed chairman of the Annual Meeting) will vote your Ordinary Shares as you have directed. If you are a Direct Shareholder and you sign the proxy card but do not make specific choices, the proxy holder will vote your Ordinary Shares as recommended by the Board of Directors and our management. If you are an Indirect Shareholder and you sign the voting instruction form but do not make specific choices or do not return your voting instruction form, the relevant financial intermediary may either vote your Ordinary Shares on your behalf (if permitted by applicable rules) or return a proxy to us leaving your Ordinary Shares un-voted. Beneficial owners who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial intermediary holding our Ordinary Shares on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. PROPOSAL 1: AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT The following is a summary of the principal terms of the proposed Reverse Stock Split. We encourage you to carefully read the description below. As of September 7, 2023, the Board of Directors unanimously approved a resolution to authorize the CEO to effect a Reverse Stock Split on a whole number ratio basis, by consolidating every 15 existing issued and unissued Ordinary Shares of US$0.0001 par value each into one consolidated Ordinary Share of US$0.0015 par value each (subject to receipt of the necessary shareholder approval). The Board of Directors expects that it will increase the share price of our Class A Ordinary Shares. The Reverse Stock Split is intended to ensure the Company’s ability to maintain a minimum closing bid price of US$1.00 per Class A Ordinary Share for at least thirty (30) consecutive trading days, as required by the Nasdaq Capital Market. There can be no assurance, however, that following the Reverse Stock Split the market price of the Class A Ordinary Shares will increase in proportion to the reduction in the number of Class A Ordinary Shares issued and outstanding before the proposed Reverse Stock Split. Our Class B Ordinary Shares are not publicly traded, but the Reverse Stock Split (if effected) will apply to Class B Ordinary Shares in the same manner as in Class A Ordinary Shares. Under the laws of the Cayman Islands, the Reverse Stock Split concurrently with the number of authorized shares of Ordinary Shares, the par value of the Ordinary Shares and the amount of issued share capital will be adjusted without further actions. Therefore, the number of issued and outstanding Ordinary Shares will decrease but the number of Ordinary Shares remaining available for issuance by us in the future will also decrease in the same proportion. No further action on the part of Shareholders will be required to either effect or abandon the Reverse Stock Split. In this Proxy Statement, unless stated otherwise, references to the consequences of the Reverse Stock Split will be based on the assumption that the ratio of the stock split is 15:1 and references to Ordinary Shares herein will cover both Class A Ordinary Shares and Class B Ordinary Shares.

The ordinary resolution shareholders will be asked to approve is as follows: BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT: 1. with effect as of the date the Board of Directors may determine: a. the existing issued and unissued Class A Ordinary Shares of the Company be consolidated by consolidating every 15 existing issued and unissued Class A Ordinary Shares of US$0.0001 par value each in the Company into 1 consolidated Class A Ordinary Share of US$0.0015 par value each in the Company and the existing issued and unissued Class B Ordinary Shares of the Company be consolidated by consolidating every 15 existing issued and unissued Class B Ordinary Shares of US$0.0001 par value each in the Company, or such lesser whole share amount as the Board of Directors may determine in its sole discretion, into 1 consolidated Class B Ordinary Share of US$0.0015 par value each in the Company (collectively, the “Reverse Stock Split”); and b. no fractional Class A Ordinary Shares nor fractional Class B Ordinary Shares shall be issued in connection with the Reverse Stock Split and, in the event that a Shareholder would otherwise be entitled to receive a fractional share upon the Reverse Stock Split, the number of Class A Ordinary Shares and/or Class B Ordinary Shares to be received by such Shareholder shall be rounded up to the next highest whole number of Class A Ordinary Shares and/or Class B Ordinary Shares (as applicable); and 2. any one director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to do all such other acts or things necessary or desirable to implement, carry out and give effect to the Reverse Stock Split, if and when deemed advisable by the Board of Directors of the Company in its sole discretion. Impact of the Proposed Reverse Stock Split If Effected The principal effects of the Reverse Stock Split will be that: • the number of issued and outstanding Ordinary Shares will be reduced proportionately based on the Reverse Stock Split ratio; • the number of Ordinary Shares reserved for issuance, any maximum number of Ordinary Shares with respect to which equity awards may be granted to any participant and the number of Ordinary Shares and any exercise price subject to awards outstanding under the

Company’s share incentive plans will be adjusted proportionately based on the Reverse Stock Split ratio such that the number of Ordinary Shares reserved for issuance and the number of Ordinary Shares subject to such limits shall be reduced and any applicable exercise price shall be increased; and • the Reverse Stock Split will likely increase the number of Shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales. Our publicly traded Class A Ordinary Shares and warrants will continue to trade on the Nasdaq Capital Market under the symbol “PRE” and “PRENW” respectively. Except for adjustments that may result from the treatment of fractional shares as described below, as the Reverse Stock Split will apply to all our issued Ordinary Shares, the proposed Reverse Stock Split will not alter the relative rights and preferences of our existing Shareholders nor affect any Shareholder’s proportionate equity interest in the Company. Moreover, the number of Shareholders of record will not be affected by the Reverse Stock Split. No Fractional Shares Shareholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, resulting fractional shares will be rounded up to the next whole share. Mechanism of the Reverse Stock Split If the Board of Directors effects the Reverse Stock Split, the Reverse Stock Split will become effective at such time as is specified in the Company’s board resolutions, which is referred to as the effective time of the Reverse Stock Split. Beginning at the effective time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split Ordinary Shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Ordinary Shares. Direct Shareholders with their holdings in book-entry form will be provided with a statement reflecting the number of Ordinary Shares registered in their accounts. Direct Shareholders with their holdings in certificate form will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be containing instructions specifying how they can exchange their certificate representing the pre-Reverse Stock Split Ordinary Shares for a statement of holding. This means that, instead of receiving a new stock certificate, they will receive a statement of holding that indicates the number of post-Reverse Stock Split Ordinary Shares they own in book- entry form. Financial intermediaries will be instructed to effect the Reverse Stock Split for Indirect Shareholders; however, these organizations may apply their own specific procedures for processing the Reverse Stock Split. The number of Class A Ordinary Shares issuable upon exercise of each outstanding warrant to purchase Class A Ordinary Shares will decrease in proportion to the Reverse Stock Split ratio and the exercise price of each outstanding warrant to purchase Class A Ordinary Shares will increase in proportion to the Reverse Stock Split ratio, such that the aggregate exercise price payable upon exercise of each outstanding warrant to purchase Class A Ordinary Shares will remain the same both before and after the Reverse Stock Split and our treatment of fractional Ordinary Shares exercisable under the warrants will be the same as our treatment of the Ordinary Shares. Pursuant to the terms of our 2022 Share Incentive Plan (the “Plan”), the Board of Directors or a committee thereof, as applicable, will adjust the number of Ordinary Shares available for future grant under the Plan, the number of Ordinary Shares underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plan, as well as certain issuance limits set forth in the Plan, to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio, proportionate adjustments are also generally required to be made to the per share exercise price and the number of Ordinary Shares issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, Ordinary Shares. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of Ordinary Shares being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of Ordinary Shares subject to restricted stock awards will be similarly adjusted, and our treatment of fractional Ordinary Shares exercisable under the stock options or granted under the stock awards will be the same as our treatment of the Ordinary Shares. The number of Ordinary Shares reserved for issuance pursuant to these securities and our Plan will be adjusted proportionately based upon the Reverse Stock Split ratio, and our treatment of fractional Ordinary Shares will be the same as our treatment of the Ordinary Shares.

No Appraisal Rights Shareholders will not have dissenters’ or appraisal rights under Cayman Islands corporate law or under the Company’s Memorandum and Articles of Association in connection with the proposed Reverse Stock Split. Vote Required and Board Recommendation As this action requires approval by way of Ordinary Resolution, the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote at the Annual Meeting is required for approval of this proposal. The Board recommends a vote FOR this proposal (to be passed as an ordinary resolution). CONSEQUENCES OF THE REVERSE STOCK SPLIT ON YOU Our summary of the Reverse Stock Split may not contain all information that is important to you. You should consult your own advisers regarding your particular circumstances, including tax issues. DISCUSSION WITH MANAGEMENT To facilitate shareholder engagement in the Company, the Annual Meeting will also serve as an open forum for the Shareholders to engage in a discussion with the management on the business performance and other affairs of the Company. We believe this would provide the management with diversity of insight on how best to position the Company for long-term growth. OTHER MATTERS We are not aware of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them. COMMUNICATIONS WITH THE BOARD OF DIRECTORS Shareholders wishing to communicate with the Board of Directors or any individual director may write to the Board of Directors or the individual director to the Board of Directors,

Prenetics Global Limited, Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong. Any such communication must state the number of Ordinary Shares beneficially owned by the Shareholder making the communication. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication. WHERE YOU CAN FIND MORE INFORMATION Notice of the Annual Meeting, and this Proxy Statement are available at https://www.cstproxy.com/prenetics/2023. The Company files annual reports and other documents with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may read and copy any document the Company files at the website of the SEC referred to above. By Order of the Board of Directors, /s/ Danny Sheng Wu Yeung Danny Sheng Wu Yeung (Chairman and CEO) Dated: October 6, 2023 PRENETICS GLOBAL LIMITED (Incorporated in the Cayman Islands with limited liability) (the “Company”) MINUTES OF THE ANNUAL GENERAL MEETING OF THE COMPANY HELD ON OCTOBER 20, 2023 AT 11:30 AM AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES AT 701-706, K11 ATELIER KING’S ROAD, 728 KING’S ROAD, QUARRY BAY, HONG KONG (THE “ANNUAL GENERAL MEETING”). 1. Chairman

1.1. In accordance with the Company’s articles of association (the “Articles”), the Chairman of the Company acted as chairman of the meeting. 2. Quorum 2.1. The Chairman noted that, in accordance with the Articles, the requisite quorum for one or more Shareholders holding not less than one-third of the total issued share capital of the Company in issue present in person or by proxy and entitled to vote, provided that, a majority of the issued Class B Ordinary Shares shall be required in any event. 2.2. The Chairman declared the meeting duly constituted. 3. Notice of meeting 3.1. The Chairman presented to the meeting a copy of the notice of Annual General Meeting dated October 6, 2023 (the “Notice”) which convened the meeting. 3.2. The shareholders present unanimously agreed that the Notice should be taken as read. 4. Voting procedure 4.1. The Chairman announced that, in accordance with the Articles, the Chairman was taking a poll for the resolution set out in the Notice. 5. Resolution 5.1. The Chairman proposed the resolution to authorize a Reverse Stock Split as set out in the Notice as an ordinary resolution of the Company. 5.2. As at the Record Date (as defined in the Notice as the close of Business on October 6, 2023), the total number of Class A Ordinary Shares is 157,674,687, each of which is entitled to one vote, and the total number of Class B Ordinary Shares is 22,597,221, each of which is entitled to twenty votes. The total number of votes is 609,619,107. 5.3. The resolution was put to vote by poll. The poll results were as follows: For Against Abstain Class A Ordinary Shares 17,041,126 84,938 13,013 Class B Ordinary Shares 22,597,221 0 0 Total number of votes 468,985,546 84,938 13,013 Percentage of total votes 76.931% 0.014% 0.002% 5.4. As more than 50% of the votes of such Shareholders being entitled to vote in person or by proxy were casted in favor of the resolution, the resolution proposed at the Annual General Meeting was duly passed as an ordinary resolution of the Company. 6. Closure There being no further business, the Chairman declared the meeting closed. /s/ Yeung Danny Sheng Wu __________________________ YEUNG Danny Sheng Wu Chairman of the Meeting

COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF PRENETICS GLOBAL LIMITED (adopted by a special resolution passed on 15 September 2021 and effective at the Initial Merger Effective Time)

1 COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF PRENETICS GLOBAL LIMITED (adopted by a special resolution passed on 15 September 2021 and effective at the Initial Merger Effective Time)

2 1. The name of the Company is Prenetics Global Limited. 2. The registered office of the Company shall be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands or at such other place as the Directors may from time to time decide. 3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act. 4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act. 5. Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub- agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended). 6. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands. 7. The liability of each member is limited to the amount from time to time unpaid on such member's shares. 8. The authorised share capital of the Company is US$50,000 divided into 500,000,000 Shares of US$0.0001 par value each, of which (i) 400,000,000 shall be designated as Class A Ordinary Shares, (ii) 50,000,000 shall be designated as convertible Class B Ordinary Shares and (iii) 50,000,000 shall be designated as shares of such class or classes (however designated) as the Board of Directors may determine in accordance with Article 10 of the Articles, with the power for the Company, insofar as is permitted by law and the Articles, to redeem, purchase or redesignate any of its shares and to increase or reduce the said share capital subject to the Companies Act and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained. 9. The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction. 10. Capitalised terms that are not defined in this Memorandum bear the same meanings given to those terms in the Articles.

COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF PRENETICS GLOBAL LIMITED (adopted by a special resolution passed on 15 September 2021 and effective at the Initial Merger Effective Time)

TABLE OF CONTENTS ARTICLE PAGE TABLE A 1 DEFINITIONS AND INTERPRETATION 1 COMMENCEMENT OF BUSINESS 6 SITUATION OF REGISTERED OFFICE 7 SHARES 7 REDEMPTION, PURCHASE AND SURRENDER OF SHARES 12 TREASURY SHARES 12 MODIFICATION OF RIGHTS 13 SHARE CERTIFICATES 14 TRANSFER AND TRANSMISSION OF SHARES 14 LIEN 16 CALL ON SHARES 16 FORFEITURE OF SHARES 17 ALTERATION OF SHARE CAPITAL 18 GENERAL MEETINGS 18 NOTICE OF GENERAL MEETINGS 19 PROCEEDINGS AT GENERAL MEETINGS 19 VOTES OF SHAREHOLDERS 21 WRITTEN RESOLUTIONS OF SHAREHOLDERS 23 DIRECTORS 23 TRANSACTIONS WITH DIRECTORS 25 POWERS AND DUTIES OF DIRECTORS 26 PROCEEDINGS OF DIRECTORS 26 WRITTEN RESOLUTIONS OF DIRECTORS 28 PRESUMPTION OF ASSENT 28 BORROWING POWERS 29 SECRETARY 29 THE SEAL 29 DIVIDENDS, DISTRIBUTIONS AND RESERVES 29 SHARE PREMIUM ACCOUNT 30 ACCOUNTS 30 AUDIT 31 NOTICES AND INFORMATION 32

WINDING UP AND FINAL DISTRIBUTION OF ASSETS 34 INDEMNITY 34 DISCLOSURE 34 CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE 35 REGISTRATION BY WAY OF CONTINUATION 35 FINANCIAL YEAR 35 AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION 35 MERGERS AND CONSOLIDATION 36

COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF PRENETICS GLOBAL LIMITED (adopted by a special resolution passed on 15 September 2021 and effective at the Initial Merger Effective Time) TABLE A 1. In these Articles, the regulations contained in Table A in the First Schedule to the Companies Act (as defined below) do not apply except insofar as they are repeated or contained in these Articles. DEFINITIONS AND INTERPRETATION 2. In these Articles, the following words and expressions shall have the meanings set out below save where the context otherwise requires:

Acquisition Effective Time has the meaning ascribed to such term in the Business Combination Agreement; Affiliate means, in respect of a person, any other person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such person; provided, that in the case of a Key Executive, the term Affiliate shall include such Key Executive’s Permitted Entities, notwithstanding anything to the contrary contained herein; Articles means these Articles of Association of the Company, as amended from time to time by Special Resolution; Auditors means the auditor or auditors for the time being of the Company; Board of Directors means the Directors assembled as a board; Business Combination Agreement means that certain Business Combination Agreement among the Company, Artisan Acquisition Corp., AAC Merger Limited, PGL Merger Limited and Prenetics Group Limited dated 15 September 2021 (as the same may be amended, restated or supplemented); Business Day means any day, excluding Saturdays, Sundays, and any other day on which commercial banks are authorized or required by law to close in New York, U.S., the Cayman Islands, or Hong Kong; Chairperson means the chairperson of the Board of Directors; Class A Ordinary Share means a Class A Ordinary Share in the capital of the Company of a par value of US$0.0001 having the rights, benefits and privileges set out in these Articles; Class B Ordinary Share means a Class B Ordinary Share in the capital of the Company of a par value of US$0.0001 having the rights, benefits and privileges set out in these Articles; Class B Ordinary Shareholder means a holder of Class B Ordinary Shares; Communication Facilities means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other; Companies Act means the Companies Act (as amended); Company means the above-named company; Control, Controlling, under common Control with means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising); Designated Stock Exchange means NASDAQ or any other internationally recognized stock exchange on which the Company’s securities are traded; Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchange; Directors means the directors of the Company for the time being; Electronic Record has the same meaning as in the Electronic Transactions Act; Electronic Transactions Act means the Electronic Transactions Act (as amended); Family Members means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18; Incapacity means with respect to an individual, the permanent and total disability of such individual so that such individual is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable; Indemnified Person has the meaning set out in Article 173; Initial Merger Effective Time has the meaning ascribed to such term in the Business Combination Agreement; Key Executive means Danny Yeung and his Permitted Entities and Permitted Transferees of each of them; Memorandum means the Memorandum of Association of the Company, as amended and restated from time to time by Special Resolution; Notice Period has the meaning set out in Article 123; Ordinary Resolution means a resolution: (a) passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or (b) approved in writing by all the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders aforesaid, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed; Ordinary Shares means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares; paid up means paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;

Permitted Entity with respect to any Key Executive: (a) any person in respect of which such Key Executive has, directly or indirectly: (i) control with respect to the voting of all the Class B Ordinary Shares held by or to be transferred to such person; (ii) the ability to direct or cause the direction of the management and policies of such person or any other person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or (iii) the operational or practical control of such person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the preceding clauses (a)(i) or (ii); (b) any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any persons Controlled directly or indirectly Controlled by such a trust; and (c) any person Controlled by a trust described in the immediately preceding clause (b); Permitted Transferee with respect to the Class B Ordinary Shareholders, any or all of the following: (a) any Key Executive; (b) any Key Executive’s Permitted Entities; (c) the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder: (i) to (A) his or her Family Members; (B) any other relative or individual approved by the Board of Directors; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such Key Executive or a trust or estate planning entity; or (ii) occurring by operation of law, including in connection with divorce proceedings; (d) any charitable organization, foundation, or similar entity; (e) the Company or any of its subsidiaries; (f) in connection with a transfer as a result of, or in connection with, the death or Incapacity of a Key Executive: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all Directors , provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the

applicable Class B Ordinary Shares shall convert in accordance with Article 21(d)(iv) applied mutatis mutandis; person means, any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having separate legal personality) or any of them as the context so requires; present means in respect of any person, such person's presence at a general meeting of the Company (or any meeting of the holders of any class of Shares), which may be satisfied by means of such person or, if a corporation or other non-natural person, its duly authorized representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities; Register of Members means the register of Shareholders to be kept pursuant to these Articles and the Companies Act; Registered Office means the registered office of the Company for the time being; Seal means the common seal of the Company including any duplicate seal; Secretary means any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary; Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Securities and Exchange Commission of the United States of America thereunder, all as the same shall be in effect at the time; Share means any share in the capital of the Company of any class including a fraction of a share; Share Premium Account means the share premium account established in accordance with these Articles and the Companies Act; Shareholder means any person registered in the Register of Members as the holder of Shares of the Company; signed includes an electronic signature and a signature or representation of a signature affixed by mechanical means; Special Resolution means a special resolution: (a) passed by a majority of at least two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or (b) approved in writing by all the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders aforesaid, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed; Treasury Shares means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled; and Virtual Meeting means any general meeting of the Company (or any meeting of the holders of any class of shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairperson of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities. 3. In these Articles, unless there be something in the subject or context inconsistent with such construction: (a) words importing the singular number shall include the plural number and vice versa; (b) words importing a gender shall include other genders; (c) words importing persons only shall include companies, partnerships, trusts or associations or bodies of persons, whether corporate or not; (d) the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative; (e) the word "year" shall mean calendar year, the word "quarter" shall mean calendar quarter and the word "month" shall mean calendar month;

(f) a reference to a "dollar" or "$" is a reference to the legal currency of the United States of America; (g) a reference to any enactment includes a reference to any modification or re-enactment thereof for the time being in force; (h) a reference to any meeting (whether of the Directors, a committee appointed by the Board of Directors or the Shareholders or any class of Shareholders) includes any adjournment of that meeting; (i) Sections 8 and 19 of the Electronic Transactions Act shall not apply; (j) a reference to "written" or "in writing" includes a reference to all modes of representing or reproducing words in visible form, including in the form of an Electronic Record; and (k) the term "holder" in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share. 4. Subject to the two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles. 5. The table of contents to, and the headings in, these Articles are for convenience of reference only and are to be ignored in construing these Articles. COMMENCEMENT OF BUSINESS 6. The business of the Company may be conducted as the Board of Directors shall see fit. SITUATION OF REGISTERED OFFICE 7. The Registered Office shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to the Registered Office, may establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine. SHARES 8. The Directors may impose such restrictions as they think necessary on the offer and sale of any Shares. 9. Subject to these Articles (including Article 21(c)(iv)) and to any direction that may be given by the Shareholders in a general meeting, and without prejudice to any rights previously conferred on the holders of existing Shares, all Shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same and issue warrants or similar instruments with respect thereto to such persons, on such terms, and with or without preferred, deferred or other rights and restrictions, whether in regard to dividend, voting, return of capital or otherwise, and otherwise in such manner as they may think fit. For such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. No holder of Ordinary Shares shall have pre-emptive rights. 10. Subject to the Companies Act, and without prejudice to any rights previously conferred on the holders of existing Shares, any share or fraction of a share in the Company's share capital may be issued either at a premium or at par, and with such preferred, deferred, other special rights, or restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Board of Directors may from time to time by resolution determine, and any share may be issued by the Directors on the terms that it is, or at the option of the Directors is liable, to be redeemed or purchased by the Company whether out of capital in whole or in part or otherwise. No Share may be issued at a discount except in accordance with the Companies Act. Except as set forth otherwise in Article 21(c)(iv), the Directors may provide, out of the unissued shares (other than unissued Ordinary Shares), for series of preference shares. Before any preference shares of any such series are issued, the Directors shall fix, by resolution or resolutions of the Board of Directors, the following provisions of the preference shares thereof, if applicable: (a) the designation of such series, the number of preference shares to constitute such series and the subscription price thereof if different from the par value thereof; (b) whether the preference shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other class or any other series of preference shares; (d) whether the preference shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption; (e) the amount or amounts payable upon preference shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company; (f) whether the preference shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preference shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof; (g) whether the preference shares of such series shall be convertible into, or exchangeable for, Shares of any other class or any other series of preference shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange; (h) the limitations and restrictions, if any, to be effective while any preference shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or Shares of any other class or any other series of preference shares; (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional preference shares of such series or of any other class of Shares or any other series of preference shares; and (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof. Without limiting the foregoing and subject to Article 21(c)(iv) and Article 86, the voting powers of any series of preference shares may include the right, in the circumstances specified in the resolution or resolutions of the Board of Directors providing for the issuance of such preference shares, to elect one or more Directors who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance of such preference shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 10 may be greater than or less than those of any other Director or class of Directors. The powers, preferences and relative, participating, optional and other special rights of each series of preference shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All Shares of any one series of preference shares shall be identical in all respects with all other Shares of such series, except that Shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. 11. The Directors may in their absolute discretion refuse to accept any application for Shares and may accept any application in whole or in part. 12. The Company may on any issue of Shares deduct any sales charge or subscription fee from the amount subscribed for the Shares. 13. No person shall be recognised by the Company as holding any Share upon any trust (other than any trust recognized as a Permitted Entity or Permitted Transferee), and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right thereto in the registered holder, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

14. The Directors shall keep or cause to be kept a Register of Members as required by the Companies Act at such place or places as the Directors may from time to time determine. In the absence of any such determination, the Register of Members shall be kept at the Registered Office. Title to Shares may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange. 15. The Directors in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Companies Act in respect of exempted companies and deliver a copy thereof to the Registrar of Companies in the Cayman Islands. 16. The Company shall not issue Shares to bearer. 17. The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the foregoing generality, voting and participation rights) and other attributes of a Share. If more than one fraction of a Share is issued to or acquired by the same Shareholder, such fractions shall be accumulated. 18. The premium arising on all issues of Shares shall be held in the Share Premium Account established in accordance with these Articles. 19. The Company may, insofar as permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful. 20. Payment for Shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine. Payment for any Shares shall be made in such currency as the Directors may determine from time to time, provided that the Directors shall have the discretion to accept payment in any other currency or in kind or a combination of cash and in kind. 21. Rights and Restrictions Attaching to Ordinary Shares: Except as otherwise provided in these Articles (including Articles 21(c)(iv), 21(d) and 86), the Class A Ordinary Shares and Class B Ordinary Shares have the same rights and powers, and rank equally (including as to dividends and distributions, and upon the occurrence of any liquidation or winding up of the Company), share ratably and are identical in all respects and as to all matters, unless different treatment of the Shares of each such class is approved by the affirmative vote of the holders of a majority of the Class A Ordinary Shares and the holders of a majority of the Class B Ordinary Shares, each voting exclusively and as a separate class. (a) Income: Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time. (b) Capital: Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company in accordance with Article 171 et seq. (c) Attendance at General Meetings; Class Voting: (i) Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. (ii) Except as otherwise provided in these Articles (including Article 21(c)(iv)), holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote for Shareholders’ consent. (iii) On all matters subject to a vote of the Shareholders, Ordinary Shares shall be entitled to voting rights as set forth in Article 86. (iv) Subject to applicable law, in addition to any rights provided by applicable law or otherwise set forth in these Articles, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class, directly or indirectly, or whether by amendment or through merger, recapitalization, consolidation or otherwise:

(1) increase the number of authorized Class B Ordinary Shares; (2) issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than (i) to any Key Executive or his or her Affiliates, or (ii) on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under these Articles; (3) create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any Shares in the capital of the Company that carry more than one (1) vote per share; (4) reclassify any Class B Ordinary Shares into any other class of Shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or (5) amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Memorandum or these Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares. (d) Optional and Automatic Conversion of Class B Ordinary Shares: (i) Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. In no event shall any Class A Ordinary Share be convertible into any Class B Ordinary Shares. (ii) Any number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following: (1) Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not an Permitted Transferee of such holder; for the avoidance of doubt, the creation of any pledge, charge, encumbrance, or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 21(d)(ii)(1) unless and until any such pledge, charge, encumbrance, or other third party right is enforced and results in a third party that is not an Permitted Transferee of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares; (2) The direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not an Permitted Transferee of the such holder; for the avoidance of doubt, the creation of any pledge, charge, encumbrance, or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 21(d)(ii)(2) unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Permitted Transferee of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets; or (3) Notwithstanding the foregoing, if a person becomes a holder of Class B Ordinary Shares by will or intestacy, then the Class B Ordinary Shares transferred to such holder by will or intestacy shall be automatically converted into the same number of Class A Ordinary Shares. (iii) Notwithstanding Article 21(d)(ii), all Class B Ordinary Shares issued and outstanding will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following: (1) on Danny Yeung’s death or Incapacity; (2) on the date on which Danny Yeung is terminated for cause (as defined in the employment agreement with Danny Yeung (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable)); or (3) on the first date that both of the following conditions are satisfied: (I) Danny Yeung and his Affiliates and Permitted Transferees together own less than thirty three per cent (33%) of the number of Class B Ordinary Shares (which for these purposes shall be deemed to include all Class B Ordinary Shares issuable upon exercise of all outstanding restricted share units to acquire Class B Ordinary Shares that are held by Danny Yeung immediately following the Acquisition Effective Time) that Danny Yeung and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time; and (II) Danny Yeung ceases to be a Director or officer of the Company. (iv) No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares. (e) Procedure of Conversion. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of either: (i) the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share, such conversion to become effective forthwith upon entries being made in the Register of Members to record the re-designation and re- classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares; or (ii) the compulsory redemption without notice of Class B Ordinary Shares of any Class B Ordinary Shareholder and, on behalf of such Shareholder, automatic application of such redemption proceeds in paying for such new Class A Ordinary Shares into which the Class B Ordinary Shares have been converted or exchanged at a price per Class B Ordinary Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Ordinary Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Ordinary Shares to be issued on an exchange or conversion shall be registered in the name of such Shareholder or in such name as the Shareholder may direct in the Register of Members. (f) Reservation of Class A Ordinary Shares Issuable upon Conversion of Class B Ordinary Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then-outstanding Class B Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such numbers of shares as shall be sufficient for such purpose. REDEMPTION, PURCHASE AND SURRENDER OF SHARES 22. Subject to the Companies Act, the Company may:

(a) issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company and/or the Shareholder on such terms and in such manner as the Company may, before the issue of such Shares, determine by either resolution of the Board of Directors or by Special Resolution; (b) purchase its own Shares (including any redeemable Shares) on such terms and in such manner agreed with the relevant Shareholder as have been approved by the Directors or by the Shareholders by Ordinary Resolution, or are otherwise authorized by these Articles; and (c) make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares. 23. Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption. 24. The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share. 25. The Directors may when making payments in respect of a redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie. 26. Subject to the Companies Act, the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine. TREASURY SHARES 27. Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled. 28. No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share. 29. The Company shall be entered in the Register of Members as the holder of the Treasury Shares, provided that: (a) the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and (b) a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of Treasury Shares is permitted and Shares allotted as fully paid bonus shares in respect of Treasury Shares shall be treated as Treasury Shares. 30. Treasury Shares may be disposed of by the Company on any terms and conditions determined by the Directors. MODIFICATION OF RIGHTS 31. Subject to Article 21(c)(iv), if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated without the consent of the holders of the issued Shares of that class where such variation or abrogation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation or abrogation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation or abrogation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. 32. The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every such meeting of the holders of one class of Shares except the following: (a) separate meetings of the holders of a class of Shares may be called only by: (i) the Chairperson; (ii) a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the Shares of such class); or (iii) with respect to meetings of the holders of Class B Ordinary Shares, Danny Yeung; (b) except as set forth in clause (a) above or provided in Article 70 below, nothing in this Article 32 or in Article 31 shall be deemed to give any Shareholder or Shareholders the right to call a class or series meeting; and (c) the necessary quorum shall be one or more persons holding or representing by proxy at least one-third of the issued Shares of the class (but if at any adjourned meeting of such holders a quorum as aforementioned is not present, those Shareholders who are present in person or by proxy shall form a quorum). 33. For the purposes of Articles 31 and 32, the Directors may treat all classes of Shares, or any two classes of Shares, as forming a single class if they consider that each class would be affected in the same way by the proposal or proposals under consideration. In any other case, the Directors shall treat all classes of Shares, or any two classes of Shares, as separate classes. 34. The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking in priority thereto or pari passu therewith. SHARE CERTIFICATES 35. The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise. Share certificates (if any) shall specify the Share or Shares held by that Shareholder and the amount paid up thereon; provided, that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the Register of Members. All share certificates shall bear legends required under the applicable laws, including the Securities Act. Any two or more certificates representing Shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of $1.00 or such smaller sum as the Directors shall determine. 36. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit. In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders. TRANSFER AND TRANSMISSION OF SHARES 37. Any Shareholder may transfer all or any of its Shares by an instrument of transfer in the usual or common form in use in the Cayman Islands, in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board of Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board of Directors may approve from time to time.

38. The Directors shall not refuse to register any transfer of a Share which is permitted under these Articles save that the Directors may decline to register any transfer of any Share in the event that any of the following is known by the Directors not to be both applicable and true with respect to such transfer: (a) the instrument of transfer is lodged with the Company, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the Board of Directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of Shares; (c) the instrument of transfer is properly stamped, if required; (d) the transferred Shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, including pursuant to a bona fide loan or indebtedness transaction, shall be permitted); and (e) a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof. 39. If the Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer. 40. The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the Register of Members closed at such times and for such periods as the Board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the Register of Members closed for more than 30 calendar days in any year. 41. An instrument of transfer must be executed by or on behalf of the transferor (and if in respect of a nil or partly paid up Share or the Directors so require, signed by the transferee). Such instrument of transfer must be accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and the transferor is deemed to remain the holder until the transferee’s name is entered in the Register of Members. The instrument of transfer must be completed and signed in the exact name or names in which such Shares are registered, indicating any special capacity in which it is being signed with relevant details supplied to the Company. 42. All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same. 43. In case of the death of a Shareholder, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased where the deceased was the sole or only surviving holder, shall be the only persons recognised by the Company as having title to the deceased's interest in the Shares, but nothing in this Article shall release the estate of the deceased holder whether sole or joint from any liability in respect of any Share solely or jointly held by the deceased. 44. Any guardian of an infant Shareholder and any curator or other legal representative of a Shareholder under legal disability and any person entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon producing such evidence of title as the Directors may require, have the right either to be registered as the holder of the Share or to make such transfer thereof as the deceased or bankrupt Shareholder could have made, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the Shares by the infant or by the deceased or bankrupt Shareholder before the death or bankruptcy or by the Shareholder under legal disability before such disability. 45. A person so becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the Share, but such person shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Shareholder unless and until such person shall be registered as a Shareholder in respect of the Share, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the Share and if the notice is not complied with within ninety (90) calendar days the Directors may thereafter withhold all dividends or other monies payable or other advantages due in respect of the Share until the requirements of the notice have been complied with.

46. The transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect of the relevant Share. LIEN 47. The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or the Shareholder's estate, either alone or jointly with any other person, whether a Shareholder or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a Share shall also extend to all dividends or any amount payable in respect of that Share. 48. The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) calendar days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold. 49. To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or the purchaser's nominee shall be registered as the holder of the Shares comprised in any such transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser's title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles. 50. The net proceeds of such sale, after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale. CALL ON SHARES 51. Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder shall (subject to receiving at least fourteen (14) calendar days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made. 52. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed. 53. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof. 54. If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part. 55. An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call. 56. The Directors may make arrangements on the issue of Shares for a difference between the Shareholders as to the amount and times of payment of calls, or the interest to be paid. 57. The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by such Shareholder, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

58. No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable. FORFEITURE OF SHARES 59. If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) calendar days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited. 60. If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture. 61. A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person. 62. A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by such person to the Company in respect of those Shares together with interest, but such person's liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares. 63. A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of any instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person's title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share. 64. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified. ALTERATION OF SHARE CAPITAL 65. Subject to the rights of Class B Ordinary Shares, including under Article 21(c)(iv), the Company may from time to time by Ordinary Resolution: (a) increase its share capital by such sum to be divided into Shares of such amounts as the resolution shall prescribe; (b) consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares; (c) sub-divide its existing Shares or any of them into Shares of a smaller amount; provided, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; or (d) cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled. 66. All new Shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture, and otherwise as the Shares in the original share capital. 67. Subject to the Companies Act and the rights of Class B Ordinary Shares, including under Article 21(c)(iv), the Company may by Special Resolution from time to time reduce its share capital and any capital redemption reserve in any way, and in particular, without prejudice to the generality of the foregoing power, may: (a) cancel any paid-up share capital which is lost, or which is not represented by available assets; or

(b) pay off any paid-up share capital which is in excess of the requirements of the Company, and may, if and so far as is necessary, alter the Memorandum by reducing the amounts of its share capital and of its Shares accordingly. GENERAL MEETINGS 68. All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings. The Company shall hold an annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall determine. At these annual general meetings, the report of the Directors (if any) shall be presented. 69. The Directors may proceed to convene a general meeting whenever they think fit, including, without limitation, for the purposes of considering a liquidation of the Company, and they shall convene a general meeting on the requisition of the Shareholders in accordance with these Articles. 70. A Shareholders requisition is a requisition in writing of: (a) Shareholders holding at the date of deposit of the requisition not less than one third of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company; or (b) the holders of Class B Ordinary Shares entitled to cast a majority of the votes that all Class B Ordinary Shares are entitled to cast. 71. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal place of business of the Company (with a copy forwarded to the Registered Office), and may consist of several documents in like form each signed by one or more requisitionists. 72. If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days. 73. A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are convened by the Directors. A general meeting may be convened in the Cayman Islands or at such other location, as the Directors think fit. NOTICE OF GENERAL MEETINGS 74. At least seven (7) calendar days’ notice in writing shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company by Ordinary Resolution, provided, that a general meeting of the Company shall, whether or not the notice specified in this Article 74 has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting by all the Shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by Shareholders (or their proxies) having a right to attend and vote at the meeting, together holding Shares entitling the holders thereof to not less than two-thirds of the votes entitled to be cast at such extraordinary general meeting. 75. The accidental omission to give notice of a general meeting to or the non-receipt of a notice of a general meeting by any person entitled to receive such notice shall not invalidate the proceedings at that general meeting. PROCEEDINGS AT GENERAL MEETINGS

76. No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. One or more Shareholders holding not less than one-third of the total issued share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, that, from and after the Acquisition Effective Time where there are Class B Ordinary Shares in issue, the presence in person or by proxy of holders of a majority of the issued Class B Ordinary Shares shall be required in any event. 77. Save as otherwise provided for in these Articles, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Chairperson may determine and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved. 78. If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilized (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilize such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat. 79. The Chairperson, if any, of the Board of Directors shall preside as chairperson at every general meeting. If there is no such Chairperson, or if at any general meeting the appointed chairperson is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, any Director or person nominated by the Directors shall preside as chairperson of that meeting, failing which the Shareholders present shall choose any person present to be chairperson of that meeting. 80. The chairperson of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairperson of such general meeting, in which event the following provisions shall apply: (a) The chairperson of the meeting shall be deemed to be present at the meeting; and (b) If the Communication Facilities are interrupted or fail for any reason to enable the chairperson of the meeting to hear and be heard by all other persons participating in the meeting, then the other Directors present at the meeting shall choose another Director present to act as chairperson of the meeting for the remainder of the meeting; provided that if no other Director is present at the meeting, or if all the Directors present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors. 81. The chairperson of the general meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place (provided, that no general meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist), but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for ten (10) calendar days or more, not less than seven (7) calendar days' notice in writing specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. 82. The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine. 83. At any general meeting a resolution put to the vote of the meeting shall be decided by way of a poll and not on a show of hands. 84. A poll shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting. 85. All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act.

VOTES OF SHAREHOLDERS 86. Subject to any rights and restrictions for the time being attached to any class or classes of Shares, including in Articles 21(c)(iv) and 21(d), each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders, and each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to a vote of the Shareholders. 87. In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares. 88. A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote, by such Shareholder's attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote shall, unless otherwise waived by the Directors, have been deposited at the Registered Office not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote. No Shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid. 89. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive. 90. On a poll votes may be given either personally or by proxy and a Shareholder entitled to more than one vote need not, if the Shareholder votes, use all their votes or cast all the votes the Shareholder uses in the same way. 91. The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised. 92. Any person (whether a Shareholder or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion. Where a Shareholder appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes. 93. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, must be deposited at the Registered Office, or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company: (a) not less than 48 hours before the time for holding the general meeting or adjourned meeting at which the person named in the instrument proposes to vote; or (b) not less than 24 hours before the time appointed for the taking of the poll, provided, that the Directors may in the notice convening the general meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairperson of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid. 94. An instrument of proxy shall: (a) be in any common form or in such other form as the Directors may approve; (b) be deemed to confer authority to vote on any amendment of a resolution put to the general meeting for which it is given as the proxy thinks fit; and (c) subject to its terms, be valid for any adjournment of the general meeting for which it is given.

95. The Directors may at the expense of the Company send to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any general meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy. 96. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used. 97. Anything which under these Articles a Shareholder may do by proxy that Shareholder may also do by a duly appointed attorney. The provisions of these Articles relating to proxies and instruments appointing proxies apply, mutatis mutandis, to any such attorney and the instrument appointing that attorney. CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS 98. Any Shareholder which is a corporation or other non-natural person may, in accordance with its constitutional documents, or in the absence of such provision by a resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or meetings of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation or other non-natural person as the corporation or other non-natural person could exercise if it were a Shareholder who was an individual and such corporation or other non-natural person shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present. CLEARING HOUSES 99. If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may authorise such person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders of the Company; provided, that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. Each person so authorised pursuant to this Article shall be deemed to have been duly authorised without further evidence of the facts and shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of shares specified in such authorisation. WRITTEN RESOLUTIONS OF SHAREHOLDERS 100. A resolution (including a Special Resolution) in writing signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting (or, being entities, signed by their duly authorised representatives) shall be as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Shareholders. DIRECTORS 101. (a) Unless otherwise determined by the Company by Ordinary Resolution, the number of Directors shall not be less than two (2) Directors and the exact number of Directors shall be determined from time to time by the Board of Directors. (b) The Chairperson shall be Danny Yeung, as long as Danny Yeung is a Director. In the event that Danny Yeung is not a Director, the Board of Directors shall elect and appoint a Chairperson by the affirmative vote of a simple majority of the Directors then in office, and the period for which the Chairperson will hold office will also be determined by the affirmative vote of a simple majority of the Directors then in office. The Chairperson shall preside as chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their member to be the chairperson of that meeting. (c) An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a general meeting of the Company or re-appointment by the Board of Directors. 102. A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Shareholder of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of Shares of the Company. 103. The Company may, by Ordinary Resolution, appoint any person to be a Director and may in like manner remove any Director and may appoint another person in the Director's stead. Without prejudice to the power of the Company by Ordinary Resolution to appoint a person to be a Director, the Board of Directors, so long as a quorum of Directors remains in office, shall have the power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy or as an addition to the existing Board of Directors or otherwise. 104. Each Director shall be entitled to such remuneration as approved by the Board of Directors or by Ordinary Resolution and this may be in addition to such remuneration as may be payable under any other Article. Such remuneration shall be deemed to accrue from day to day. The Directors and the Secretary may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings or in connection with the business of the Company. The Directors may, in addition to such remuneration as aforesaid, grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company. 105. Each Director shall have the power to nominate in writing another Director or any other person to act as alternate Director in the Director's place at any meeting of the Directors at which the Director is unable to be present and at the Director's discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director or as provided otherwise in the form of appointment) be subject in all respects to the terms and conditions existing with reference to the other Directors and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions, powers and duties of the Director being represented. Any Director who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of their appointor in addition to the vote to which such Director is entitled in his or her own capacity as a Director, and shall also be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as an alternate Director if and when the Director by whom the alternate Director has been appointed vacates his or her office of Director. The remuneration of an alternate Director shall be payable out of the remuneration of the Director appointing such alternate Director and shall be agreed between them. 106. Every instrument appointing an alternate Director shall be in any usual or common form or such other form as the Directors may approve. 107. The appointment and removal of an alternate Director shall take effect when lodged at the Registered Office or delivered at a meeting of the Directors. 108. Any Director may appoint any individual, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairperson of the meeting at which such proxy is to be used, or first used, prior to the commencement of the meeting. 109. The office of a Director shall be vacated in any of the following events namely: (b) if the Director resigns their office by notice in writing signed by such Director and left at the Registered Office; (c) if the Director becomes bankrupt or makes any arrangement or composition with such Director's creditors generally; (d) if the Director dies or is found to be or becomes of unsound mind; (e) if the Director ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment;

(f) if the Director is removed from office by notice addressed to such Director at their last known address and signed by all of the co-Directors (not being less than two in number); or (g) if the Director is removed from office by Ordinary Resolution. 110. The Board of Directors may, from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board of Directors on various corporate governance related matters as the Board of Directors shall determine by resolution of Directors from time to time. TRANSACTIONS WITH DIRECTORS 111. A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director on such terms as to tenure of office and otherwise as the Directors may determine. A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided, that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company. 112. No Director or intending Director shall be disqualified by their office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of the Director's interest must be declared by such Director at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after such Director becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after such Director becomes so interested. 113. In the absence of some other material interest than is indicated below, provided a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company declares (whether by specific or general notice) the nature of their interest at a meeting of the Directors that Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that such Director may be interested therein and if such Director does so his vote shall be counted and such Director may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration. A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest and he may be counted in the quorum, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. 114. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning the Director's own appointment. 115. Any Director may continue to be or become a director, managing director, manager or other officer or shareholder of any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by the Director as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors or other officers of such company). POWERS AND DUTIES OF DIRECTORS 116. The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the Companies Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article. 117. Subject to these Articles, the Directors may from time to time appoint any individual, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Managers or Controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Unless otherwise specified in the terms of the officer's appointment an officer may be removed by resolution of the Directors or by Ordinary Resolution of the Shareholders. The Directors may also appoint one or more of their body (but not an alternate Director) to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Shareholders by Ordinary Resolution resolves that his tenure of office be terminated. 118. The Directors may from time to time and at any time by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatory as the Directors may think fit, and may also authorise any such attorney or authorised signatory to sub-delegate all or any of the powers, authorities and discretions vested in such attorney or authorised signatory. The Directors may also appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such conditions as they determine, including authority for the agent to delegate all or any of their powers. 119. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph. 120. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments drawn by the Company, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine. 121. The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees, local boards or agencies, and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid. PROCEEDINGS OF DIRECTORS 122. The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions and matters arising at any meeting shall be determined by a majority of votes. Each Director present in person or represented by his proxy or alternate shall be entitled to one (1) vote in deciding matters deliberated at any meeting of the Directors. Before the Acquisition Effective Time, in the case of an equality of votes, the Chairperson shall not have a second or casting vote and the resolution shall fail. From and after the Acquisition Effective Time, in the case of an equality of votes, the Chairperson shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. 123. At least three (3) Business Days’ notice in writing shall be given to all Directors and their respective alternates (if any) for a Board of Directors meeting which notice shall specify a date, time and agenda for such meeting; provided, that such notice period may be reduced or waived with the consent of all the Directors or their respective alternates (if any) either at, before or after the meeting is held; provided, further, that such notice period may, in the event of an emergency as determined by a majority of all Directors, be shortened to such notice period as the Chairperson may determine to be appropriate. The applicable notice period under this Article 123 for the applicable meeting of the Board of Directors shall be referred to as the Notice Period. 124. An agenda identifying in reasonable detail the issues to be considered by the Directors at any such meeting and copies (in printed or electronic form) of any relevant papers to be discussed at the meeting together with all relevant information shall be provided to and received by all Directors and their alternates (if any) within the Notice

Period. The agenda for each meeting shall include any matter submitted to the Company by any Director within the Notice Period. 125. Unless approved by all Directors (whether or not present or represented at such meeting), matters not set out in the agenda need not be considered at a Board of Directors meeting. 126. A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of Communication Facilities and such participation shall be deemed to constitute presence in person at the meeting. 127. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office, including the Chairperson; provided, however, a quorum shall nevertheless exist at a meeting at which a quorum would exist but for the fact that the Chairperson is voluntarily absent from the meeting and notifies the Board of Directors his decision to be absent from that meeting, before or at the meeting; provided, further, that a Director and his appointed alternate Director shall be considered only one person for this purpose. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. If a quorum is not present at a Board of Directors meeting within thirty (30) minutes following the time appointed for such Board of Directors meeting, the relevant meeting shall be adjourned for a period of at least three (3) Business Days and the presence of any two (2) Directors shall constitute a quorum at such adjourned meeting. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. 128. The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their body, but if and so long as their number is reduced below the minimum number fixed by or pursuant to these Articles, then the continuing Directors or Director may act only to summon a general meeting of the Company, but for no other purpose. 129. Without prejudice to the powers conferred by these Articles, the Directors from time to time and at any time may establish and delegate any of their powers to committees consisting of such member or members of their body as they think fit, and may authorise the members for the time being of any such committee, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies.. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors. The Directors may adopt formal written charters for committees. 130. The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the preceding Article. 131. A committee appointed by the Directors may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen minutes after the time appointed for holding the same, the members present may choose one of their number to be chairperson of the meeting. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairperson of the committee shall have a second or casting vote. 132. All acts done by any meeting of the Directors or of a committee of Directors, or by any individual acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or individual acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such individual had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote. 133. The Directors shall cause minutes to be made of: (a) all appointments of officers made by the Directors; (b) the names of the Directors present at each meeting of the Directors and of any committee of Directors; and (c) all resolutions and proceedings of all meetings of the Company and of the Directors and of any committee of Directors. Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings took place, or by the chairperson of the next succeeding meeting, shall, until the contrary be proved, be conclusive evidence of the proceedings.

WRITTEN RESOLUTIONS OF DIRECTORS 134. A resolution in writing signed by all the Directors for the time being or all the members of a committee of Directors entitled to receive notice of a meeting of the Board of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effective as a resolution passed at a duly convened meeting of the Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents in the like form each signed by one or more of the Directors (or their alternates). PRESUMPTION OF ASSENT 135. A Director who is present at a meeting of the Board of Directors or of a committee of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director's dissent shall be entered in the minutes of the meeting or unless the Director shall file their written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action. BORROWING POWERS 136. The Directors may exercise all the powers of the Company to borrow money and hypothecate, mortgage, charge or pledge its undertaking, property, and assets or any part thereof, and to issue debentures, debenture stock or other securities, whether outright or as collateral security for any debt liability or obligation of the Company or of any third party. SECRETARY 137. The Directors may appoint any person to be a Secretary who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors, provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary. 138. No person shall be appointed or hold office as Secretary who is: (a) the sole Director; (b) a corporation the sole director of which is the sole Director; or (c) the sole director of a corporation which is the sole Director. THE SEAL 139. The Company may, if the Directors so determine, have a Seal. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may keep for use outside the Cayman Islands a duplicate Seal. The Directors may from time to time as they see fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or the duplicate thereof shall be affixed in the presence of any one Director or the Secretary, or of some other person duly authorised by the Directors. DIVIDENDS, DISTRIBUTIONS AND RESERVES 140. Subject to the Companies Act, these Articles, and any rights and restrictions for the time being attached to any class or classes of Shares, the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account, or as otherwise permitted by the Companies Act. Subject to any rights and restrictions for the time being attached to any class or classes of Shares and these Articles, the Company by Ordinary

Resolution may declare dividends out of the funds of the Company lawfully available therefor, but no dividend shall exceed the amount recommended by the Directors. 141. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit. 142. Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the Shares, but if and so long as nothing is paid up on any of the Shares in the Company dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share shall rank for dividend or distribution accordingly. 143. The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by the Shareholder to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority. 144. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors. No dividend shall be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on the Class B Ordinary Shares. 145. Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register of Members, or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque shall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent or to the order of such other person as the Shareholder entitled, or such joint holders as the case may be, may direct. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. 146. Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six (6) months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date on which such dividend or other distribution becomes payable shall be forfeited and shall revert to the Company. 147. No dividend or distribution shall bear interest against the Company. SHARE PREMIUM ACCOUNT 148. The Directors shall establish an account on the books and records of the Company to be called the Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share. ACCOUNTS 149. The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

150. The books of account shall be kept at the Registered Office or at such other place as the Directors think fit, and shall always be open to inspection by the Directors. 151. The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by Ordinary Resolution of the Shareholders. 152. The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law and the listing rules of the Designated Stock Exchange. 153. Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited with such financial year end as set forth in Article 180 and in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited. AUDIT 154. The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration. 155. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of auditors. 156. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next general meeting following their appointment, and at any time during their term of office, upon request of the Directors at any general meeting of the Company. 157. The accounts relating to the Company's affairs shall be audited in such manner as may be determined from time to time by Ordinary Resolution of the Shareholders or failing any such determination, by the Board of Directors, or failing any determination as aforesaid, shall not be audited. CAPITALISATION OF PROFITS 158. Subject to the Companies Act, these Articles and any rights or restrictions for the time being attached to any class or classes of Shares, the Board of Directors may: (a) resolve to capitalise any amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution; (b) appropriate the sum resolved to be capitalised to the Shareholders in the proportions in which such sum would have been divisible amongst such Shareholders had the same been a distribution of profits by way of dividend or other distribution, and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on Shares held by them respectively; or (ii) paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid; (c) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Board of Directors may deal with the fractions as it thinks fit (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned);

(d) authorise a person to enter (on behalf of all the Shareholders concerned) an agreement with the Company providing for either: (i) the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or (ii) the payment by the Company on behalf of the Shareholders (by the application of their respective operations of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, an agreement made under the authority being effective and binding on all those Shareholders; and (e) generally do all acts and things required to give effect to the resolution. NOTICES AND INFORMATION 159. Any notice or document may be served by the Company on any Shareholder: (a) personally; (b) by registered post or courier to that Shareholder's address as appearing in the Register of Members; or (c) by cable, telex, facsimile, e-mail or any other electronic means should the Directors deem it appropriate. 160. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders. 161. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail or a recognized courier service. 162. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened. 163. Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any Director or officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter envelope or wrapper, addressed to the Company or to such Director or officer at the Registered Office. 164. Any notice or other document, if served by: (a) registered post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted; (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient ; (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or (d) electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company's website. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service. 165. Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with these Articles shall notwithstanding that such Shareholder be then dead, bankrupt or dissolved, and whether or not the Company has notice of such death, bankruptcy or dissolution, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless the Shareholder's name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under such Shareholder) in the Share. 166. Notice of every general meeting shall be given to: (a) all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; (b) every person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and (c) each Director and alternate Director. No other person shall be entitled to receive notices of general meetings. 167. No Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board of Directors would not be in the interests of the Shareholders of the Company to communicate to the public. 168. The Board of Directors shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company. WINDING UP AND FINAL DISTRIBUTION OF ASSETS 169. The Directors may present a winding up petition on behalf of the Company without the sanction of a resolution of the Shareholders passed at a general meeting. 170. If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. 171. If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions. 172. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, subject to the rights attaching to any Shares and with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder shall be compelled to accept any assets in respect of which there is liability. INDEMNITY 173. To the maximum extent permitted by applicable law, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles) or officer of the Company together with every former Director and former officer of the Company and the personal representatives of the same (but not including the Company's auditors) (each an Indemnified Person) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by their own dishonesty, actual fraud or wilful default. No such Indemnified Person shall be liable to the Company for any loss or damage in carrying out their functions unless that liability arises through the dishonesty, actual fraud or wilful default of such Indemnified Person. No Indemnified Person shall be found to be dishonest or have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect, and such finding shall have become final and non-appealable. 174. The Directors on behalf of the Company, shall have the power to purchase and maintain insurance for the benefit of any person who is or was a Director or officer of the Company indemnifying them against any liability which may lawfully be insured against by the Company. DISCLOSURE 175. Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any stock exchange upon which the Company’s shares are listed, be entitled to release or disclose to any regulatory or judicial authority, or to any stock exchange upon which the Company’s shares are listed, any information in their possession regarding the affairs of the Company including, without limitation, any information contained in the Register of Members. CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE 176. For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members. 177. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend, the Directors may, at or within 90 calendar days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination. 178. If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. REGISTRATION BY WAY OF CONTINUATION 179. The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company. FINANCIAL YEAR 180. The Directors shall determine the financial year of the Company and may change the same from time to time. Unless they determine otherwise, the financial year of the Company shall end on December 31st of each year. AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION 181. Subject to Article 21(c)(iv)(5), the Company may from time to time alter or add to these Articles or alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or change the name of the Company by passing a Special Resolution in the manner prescribed by the Companies Act. MERGERS AND CONSOLIDATION

182. The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.